EXHIBIT 4.1

PACIFICORP
(An Oregon Corporation)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to The Bank of New York Mellon)

As Trustee under PacifiCorp’s
Mortgage and Deed of Trust,
Dated as of January 9, 1989

_____________________

Thirty-First Supplemental Indenture
Dated as of April 1, 2020

Supplemental to PacifiCorp’s Mortgage and Deed of Trust
Dated as of January 9, 1989

_____________________

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After‑Acquired Property Provisions

THIRTY-FIRST SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of April, 2020, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah Street, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Mellon), a national banking association whose address is 400 South Hope Street, Suite 500, Los Angeles, California 90071 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Thirty-First Supplemental Indenture”) being supplemental thereto.

    WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Thirty-First Supplemental Indenture is to be recorded; and
WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

    WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Company has executed, delivered, recorded and filed supplemental indentures as follows:

Dated as of
First	March 31, 1989
Second	December 29, 1989
Third	March 31, 1991
Fourth	December 31, 1991
Fifth	March 15, 1992
Sixth	July 31, 1992
Seventh	March 15, 1993
Eighth	November 1, 1993
Ninth	June 1, 1994
Tenth	August 1, 1994
Eleventh	December 1, 1995
Twelfth	September 1, 1996
Thirteenth	November 1, 1998
Fourteenth	November 15, 2001
Fifteenth	June 1, 2003
Sixteenth	September 1, 2003
Seventeenth	August 1, 2004
Eighteenth	June 1, 2005
Nineteenth	August 1, 2006
Twentieth	March 1, 2007
Twenty-First	October 1, 2007
Twenty-Second	July 1, 2008
Twenty-Third	January 1, 2009
Twenty-Fourth	May 1, 2011
Twenty-Fifth	January 1, 2012
Twenty-Sixth	June 1, 2013
Twenty-Seventh	March 1, 2014
Twenty-Eighth	June 1, 2015
Twenty-Ninth	July 1, 2018
Thirtieth	March 1, 2019

and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:

	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding [1]
First	10.45% Series due January 9, 1990	1/9/90	$500,000	$0
Second	Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	Secured Medium-Term Notes, Series C	various	300,000,000	29,000,000
Fifth	Secured Medium-Term Notes, Series D	various	250,000,000	0
Sixth	C-U Series	various	250,432,000	0
Seventh	Secured Medium-Term Notes, Series E	various	500,000,000	155,000,000
Eighth	6 3/4% Series due April 1, 2005	4/1/2005	150,000,000	0
Ninth	Secured Medium-Term Notes, Series F	various	500,000,000	140,000,000
Tenth	E-L Series	various	71,200,000	0
Eleventh	Secured Medium-Term Notes, Series G	various	500,000,000	100,000,000
Twelfth	Series 1994-1 Bonds	various	216,470,000	166,450,000
Thirteenth	Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	Secured Medium-Term Notes, Series H	various	500,000,000	0
Seventeenth	5.65% Series due 2006	11/1/06	200,000,000	0
Eighteenth	6.90% Series due November 15, 2011	11/15/11	500,000,000	0
Nineteenth	7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000
Twentieth	Collateral Bonds, First 2003 Series	12/1/14	15,000,000	0
Twenty-First	Collateral Bonds, Second 2003 Series	12/1/16	8,500,000	0
Twenty-Second	Collateral Bonds, Third 2003 Series	1/1/14	17,000,000	0
Twenty-Third	Collateral Bonds, Fourth 2003 Series	1/1/16	45,000,000	0
Twenty-Fourth	Collateral Bonds, Fifth 2003 Series	11/1/25	5,300,000	5,300,000
Twenty-Fifth	Collateral Bonds, Sixth 2003 Series	11/1/25	22,000,000	22,000,000
Twenty-Sixth	4.30% Series due 2008	9/15/08	200,000,000	0
Twenty-Seventh	5.45% Series due 2013	9/15/13	200,000,000	0
Twenty-Eighth	4.95% Series due 2014	8/15/14	200,000,000	0
Twenty-Ninth	5.90% Series due 2034	8/15/34	200,000,000	200,000,000
Thirtieth	5.25% Series due 2035	6/15/35	300,000,000	300,000,000
Thirty-First	6.10% Series due 2036	8/1/36	350,000,000	350,000,000
Thirty-Second	5.75% Series due 2037	4/1/37	600,000,000	600,000,000
Thirty-Third	6.25% Series due 2037	10/15/37	600,000,000	600,000,000
Thirty-Fourth	5.65% Series due 2018	7/15/18	500,000,000	0
Thirty-Fifth	6.35% Series due 2038	7/15/38	300,000,000	300,000,000
Thirty-Sixth	5.50% Series due 2019	1/15/19	350,000,000	0
Thirty-Seventh	6.00% Series due 2039	1/15/39	650,000,000	650,000,000
Thirty-Eighth	3.85% Series due 2021	6/15/21	400,000,000	400,000,000
Thirty-Ninth	2.95% Series due 2022	2/1/22	450,000,000	450,000,000
Fortieth	4.10% Series due 2042	2/1/42	300,000,000	300,000,000
Forty-First	2.95% Series due 2023	6/1/23	300,000,000	300,000,000
Forty-Second	3.60% Series due 2024	4/1/24	425,000,000	425,000,000
Forty-Third	3.35% Series due 2025	7/1/25	250,000,000	250,000,000
Forty-Fourth	4.125% Series due 2049	1/15/49	600,000,000	600,000,000
Forty-Fifth	3.500% Series due 2029	6/15/29	400,000,000	400,000,000
Forty-Sixth	4.150% Series due 2050	2/15/50	600,000,000	600,000,000

______________________________

1 Amount outstanding as of April 1, 2020.

and
WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and
WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to a Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and
WHEREAS, the Company now desires to create two new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and
WHEREAS, the execution and delivery by the Company of this Thirty-First Supplemental Indenture, and the terms of the bonds of the Forty-Seventh Series and the Forty-Eighth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;
Now, Therefore, This Indenture Witnesseth:
That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article V hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby;
PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;
AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and its successors and assigns forever;

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Thirty-First Supplemental Indenture being supplemental to the Mortgage;
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Forty-Seventh Series of Bonds

SECTION 1.01. There shall be a series of bonds designated “2.70% Series due 2030” (herein sometimes referred to as the Forty-Seventh Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.
(I) Bonds of the Forty-Seventh Series shall mature on September 15, 2030 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).
The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Forty-Seventh Series and to provide for exchangeability of such coupon bonds with the bonds of the Forty-Seventh Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Bonds of the Forty-Seventh Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Forty-Seventh Series, for issuances of additional bonds of the Forty-Seventh Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.
(II) Bonds of the Forty-Seventh Series shall bear interest at the rate of  two and seven tenths per centum (2.70%) per annum payable semi-annually in arrears on September 15 and March 15 of each year (each, an “Interest Payment Date”). Bonds of the Forty-Seventh Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.
The initial Interest Payment Date is September 15, 2020. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Forty-Seventh Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.
Interest payable on any bond of the Forty-Seventh Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Forty-Seventh Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Forty-Seventh Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 1st calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).
“Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
Any interest on any bond of the Forty-Seventh Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)
The Company may elect to make payment of any Defaulted Interest on the bonds of the Forty-Seventh Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Forty-Seventh Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Forty-Seventh Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Forty-Seventh Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)
The Company may make payment of any Defaulted Interest on the bonds of the Forty-Seventh Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Forty-Seventh Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.
(III) The principal of and interest and premium, if any, on each bond of the Forty-Seventh Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.
(IV) Bonds of the Forty-Seventh Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Forty-Seventh Series shall be redeemable in whole at any time or in part from time to time prior to maturity at the option of the Company. Prior to June 15, 2030 (the “par call date”), the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) one hundred per centum (100%) of the principal amount of bonds then Outstanding to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the bonds of the Forty-Seventh Series matured on the par call date (not including any portion of interest accrued as of the redemption date) discounted to but not including the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points, as determined by an Independent Investment Banker.

At any time on or after the par call date, the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus one hundred percent (100%) of the principal amount of bonds then Outstanding to be redeemed.
The Company shall give the Trustee notice of the redemption price referred to in the second preceding sentence immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation. If the Company elects to partially redeem the bonds of the Forty-Seventh Series, the bonds of the Forty-Seventh Series to be redeemed shall be selected by lot; provided, that if the bonds of the Forty-Seventh Series are in book-entry only form, interests in such bonds shall be selected for redemption by The Depository Trust Company in accordance with its standard procedures therefor.
“Business Day” means, for purposes of this Section (IV), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Forty-Seventh Series to be redeemed (that would be due if the bonds of the Forty-Seventh Series matured on the par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).
“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).
“Treasury Rate” means, as of a given redemption date, the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Reference Treasury Dealer Quotation for the applicable redemption date.
(V) Each bond of the Forty-Seventh Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.
(VI) At the option of the registered owner, any bonds of the Forty-Seventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.
(VII) Bonds of the Forty-Seventh Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Forty-Seventh Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Forty-Seventh Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Forty-Seventh Series.
(VIII) After the execution and delivery of this Thirty-First Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Thirty-First Supplemental Indenture, it is contemplated that there shall be issued bonds of the Forty-Seventh Series in an initial aggregate principal amount of Four Hundred Million Dollars (U.S. $400,000,000).

ARTICLE II

Forty-Eighth Series of Bonds

SECTION 2.01. There shall be a series of bonds designated “3.30% Series due 2051” (herein sometimes referred to as the Forty-Eighth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.
(I) Bonds of the Forty-Eighth Series shall mature on March 15, 2051 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).
The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Forty-Eighth Series and to provide for exchangeability of such coupon bonds with the bonds of the Forty-Eighth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Bonds of the Forty-Eighth Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Forty-Eighth Series, for issuances of additional bonds of the Forty-Eighth Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.
(II) Bonds of the Forty-Eighth Series shall bear interest at the rate of three and three tenths per centum (3.30%) per annum payable semi-annually in arrears on September 15 and March 15 of each year (each, an “Interest Payment Date”). Bonds of the Forty-Eighth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.
The initial Interest Payment Date is September 15, 2020. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Forty-Eighth Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.
Interest payable on any bond of the Forty-Eighth Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Forty-Eighth Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Forty-Eighth Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 1st calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).
“Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
Any interest on any bond of the Forty-Eighth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)
The Company may elect to make payment of any Defaulted Interest on the bonds of the Forty-Eighth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Forty-Eighth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Forty-Eighth Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Forty-Eighth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)
The Company may make payment of any Defaulted Interest on the bonds of the Forty-Eighth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Forty-Eighth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.
(III) The principal of and interest and premium, if any, on each bond of the Forty-Eighth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.
(IV) Bonds of the Forty-Eighth Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Forty-Eighth Series shall be redeemable in whole at any time or in part from time to time prior to maturity at the option of the Company. Prior to September 15, 2050 (the “par call date”), the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) one hundred per centum (100%) of the principal amount of bonds then Outstanding to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the bonds of the Forty-Eighth Series matured on the par call date (not including any portion of interest accrued as of the redemption date) discounted to but not including the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points, as determined by an Independent Investment Banker. At any time on or after the par call date, the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus one hundred percent (100%) of the principal amount of bonds then Outstanding to be redeemed. The Company shall give the Trustee notice of the redemption price referred to in the second preceding sentence immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation. If the Company elects to partially redeem the bonds of the Forty-Eighth Series, the bonds of the Forty-Eighth Series to be redeemed shall be selected by lot; provided, that if the bonds of the Forty-Eighth Series are in book-entry only form, interests in such bonds shall be selected for redemption by The Depository Trust Company in accordance with its standard procedures therefor.

“Business Day” means, for purposes of this Section (IV), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Forty-Eighth Series to be redeemed (that would be due if the bonds of the Forty-Eighth Series matured on the par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).
“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).
“Treasury Rate” means, as of a given redemption date, the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Reference Treasury Dealer Quotation for the applicable redemption date.
(V) Each bond of the Forty-Eighth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.
(VI) At the option of the registered owner, any bonds of the Forty-Eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.
(VII) Bonds of the Forty-Eighth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Forty-Eighth Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Forty-Eighth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Forty-Eighth Series.
(VIII) After the execution and delivery of this Thirty-First Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Thirty-First Supplemental Indenture, it is contemplated that there shall be issued bonds of the Forty-Eighth Series in an initial aggregate principal amount of Six Hundred Million Dollars (U.S. $600,000,000).
ARTICLE III

The Company Reserves the Right to Amend Provisions

Regarding Properties Excepted from Lien of Mortgage

SECTION 3.01. The Company reserves the right, without any consent or other action by holders of bonds of the Ninth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Forty-Seventh Series and Forty-Eighth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE IV

Miscellaneous Provisions

SECTION 4.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Forty-Seventh Series, the Forty-Eighth Series or any subsequent series shall be determined only under the laws of the State of New York.
SECTION 4.02. The terms defined in the Mortgage shall, for all purposes of this Thirty-First Supplemental Indenture, have the meanings specified in the Mortgage. The terms defined in Article I and in Article II of this Thirty-First Supplemental Indenture shall, for purposes of those respective Articles, have the meanings specified in Article I and Article II of this Thirty-First Supplemental Indenture, as the case may be.
SECTION 4.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Thirty-First Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-First Supplemental Indenture.
SECTION 4.04. Whenever in this Thirty-First Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirty-First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
SECTION 4.05. Nothing in this Thirty-First Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Thirty-First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-First Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.
SECTION 4.06. This Thirty-First Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE V

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company’s electric utility systems, or for other purposes, and not previously described under the Mortgage, are as follows:

Land purchase from Woodland School District for environmental compliance for the Lewis River Hydro.
Internal Parcel No: WACZ-0156
County and State: Cowlitz County, State of Washington
County Assessor number: Tax Map 277N4E Parcel ES2713002 and Tax Map 347N4E Parcel ES3402001

Legal Description:

THAT PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 27 AND THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 34, TOWNSHIP 7 NORTH, RANGE 4 EAST OF THE WILLAMETTE MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT 105 FEET SOUTH OF THE QUARTER CORNER ON THE LINE BETWEEN SECTIONS 27 AND 34 IN TOWNSHIP 7 NORTH, RANGE 4 EAST OF THE W.M.;

THENCE WEST PARALLEL WITH THE NORTH LINE OF SAID SECTION 34 A DISTANCE OF 210 FEET;

THENCE NORTH PARALLEL WITH THE CENTER LINE OF SAID SECTIONS 27 AND 34 A DISTANCE OF 210 FEET;

THENCE EAST PARALLEL WITH THE SOUTH LINE OF SAID SECTION 27 A DISTANCE OF 210 FEET;

THENCE SOUTH A DISTANCE OF 210 FEET TO THE POINT OF BEGINNING.

SITUATE IN THE COUNTY OF COWLITZ, STATE OF WASHINGTON

Bullard Substation
Internal Parcel No: ORLK-0012
County and State: Lake County, State of Oregon
County Assessor number: Tax Map 277N4E Parcel ES2713002 and Tax Map 347N4E Parcel ES3402001

Legal Description:

A Parcel of land being Lots 14 through 21 and Lots 28 through 35 and a portion of Lots 13 and 36 of Block 17 of the Oregon Valley Land Company’s Second Addition to the Town of Lakeview, Oregon. Together with a portion of “Q” street as well as the alley in the middle of Block 17 that attached thereto by Order of Vacation recorded February 15, 2017 in Instrument No. 2017-000221, being more particularly described as follows:

Beginning at a 5/8” iron rod with a yellow plastic cap stamped “AES Inc.” at the Northeast corner of Lot 21, Block 17 of Oregon Valley Land Company’s Second Addition to the Town of Lakeview; thence South 0° 06’ 29” West along the east line of Block 17 a distance of 205.00 feet to a 5/8” iron rod with a yellow plastic cap stamped “AES Inc.” on the east line of Lot 13, Block 17; leaving said line, thence North 89° 49’ 38” West a distance of 327.00 feet to a 5/8” iron rod with a yellow plastic cap stamped “AES Inc.”; thence North 0° 06’ 29” East a distance of 205.00 feet to a 5/8” iron rod with a yellow plastic cap stamped “AES Inc.”; thence South 89° 49’ 48” East a distance of 42.00 feet to a 5/8” iron rod with a yellow plastic cap stamped “AES Inc.” at the Northwest corner of Lot 28, Block 17; thence South 89° 49’ 38” East along the north line of Lots 28 and 21 a distance of 285.00 feet to a 5/8” iron rod with a yellow plastic cap stamped “AES Inc.” at the Northeast corner of Lot 21 and the point of beginning.

Ochocco Substation
Internal Parcel No: ORCR-0022 and ORCR-0023
County and State: Crook County, State of Oregon
County Assessor number: To be assigned by Oregon State Assessor

Legal Description:

PARCEL 2 OF PARTITION PLAT NO. 2019-15, RECORDED AS MF NO. 296365, SAID LANDS ARE LOCATED IN THE SOUTH ONE-HALF (S 1/2) OF SECTION 35, TOWNSHIP 14 SOUTH, RANGE 15 EAST, W.M., CROOK COUNTY, OREGON, CONTAINING 21.87 ACRES, MORE OR LESS.

Tieton Substation Expansion
Internal Parcel No: WAYA-0101
County and State: Yakima County, State of Washington
County Assessor number: 17420-24002

Legal Description:

TRANSFER AREA

A tract of land located in the East half of the Southeast quarter of the Northwest quarter of Section 20, Township 14 North, Range 17 East of the Willamette Meridian, Yakima County, Washington and being a portion of that property described in Auditor’s File Number 7081981, records of said county, being further described as follows:

Commencing at the North one-quarter corner of said section; thence South 1°39’44” East along the North-South centerline of Section 20, a distance of 1332.36 feet to the North line of Auditor’s File number 7081981 also being the Point of Beginning; thence continuing South 1°39’44” East along said line a distance of 388.32 feet to a point on the North line of Auditor’s File Number 7507837; thence South 88°20’16” West along said North line a distance of 350.61 feet to a point on the northerly right-of-way line of Summitview road, also being the point of curvature of a 3,175.00 foot radius curve having a radial bearing of South 43°55’06” West; thence along said Northerly right-of-way line, also along said curve to the left, through a central angle of 2°17’14” an arc length of 126.74 feet; thence leaving said Northerly right-of-way line North 88°23’39” East a distance of 95.58 feet; thence North 36°43’03” East a distance of 382.40 feet; thence North 88°23’03” East a distance of 108.09 feet to the Point of Beginning.

Bearings based on Universal Transverse Mercator, Zone 10 Coordinate System, NAD83 2011 (Epoch 2010.0). Distances are ground distances, US Survey Feet.

Containing 103,017 square feet or 2.36 acres, more or less.

PACIFICORP’S PROPERTY LEGAL DESCRIPTION
(after boundary line adjustment)
A tract of land located in the East half of the Southeast quarter of the Northwest quarter of Section 20, Township 14 North, Range 17 East of the Willamette Meridian, Yakima County, Washington and being a portion of that property described in Auditor’s File Number 7507837, records of said county, being further described as follows:

Commencing at the North one-quarter corner of said section; thence South 1°39’44” East along the North-South centerline of Section 20, a distance of 1332.36 feet to the North line of Auditor’s File number 7081981 also being the Point of Beginning; thence continuing South 1°39’44” East along said line a distance of 814.66 feet to a point on the northerly right-of-way line of Summitview road, also being the point of curvature of a 3,175.00 foot radius curve having a radial bearing of South 53°53’32” West; thence along said Northerly right-of-way line, also along said curve to the left, through a central angle of 9°58’25”, an arc distance of 552.69 feet to a point on the South line of said Auditor’s File Number 7081981; thence continuing along said Northerly right-of-way line, also along said 3,175.00 foot radius curve to the left, through a central angle of 2°17’14” an arc length of 126.74 feet; thence leaving said Northerly right-of-way line North 88° 23’39” East a distance of 95.58 feet; thence North 36°43’03” East a distance of 382.40 feet; thence North 88°23’03” East a distance of 108.09 feet to the Point of Beginning.

Bearings based on Universal Transverse Mercator, Zone 10 Coordinate System, NAD83 2011 (Epoch 2010.0). Distances are ground distances, US Survey Feet.

Containing 173,332 square feet or 3.98 acres, more or less.

Ochoco-Corral #2 (Hendrickson)
Internal Parcel No: ORCR-0024
County and State: Crook County, State of Oregon
County Assessor number: 1515000001303

Legal Description:

Parcel 2 of Partition Plat No. 2003-14, recorded May 13, 2003 in Partitions Microfilm No: 180069, records of Crook County, Oregon.

Ochoco-Corral #2 (SPH Holdings LLC)
Internal Parcel No: ORCR-0025
County and State: Crook County, State of Oregon
County Assessor number: 151504A000100

Legal Description:

Parcel 1 of Partition Plat No. 2003-31, recorded June 30, 2003 in Partitions Microfilm No: 181480, records of Crook County, Oregon.

Pryor Mountain Wind Common
Parcel #: MTCA-0001
County and State: Carbon County, State of Montana
Tax ID: 10027721101010000
Acreage: 319 acres

Legal Description:

Township 8 South, Range 25 East of the Principal Montana Meridian, in Carbon County, Montana.
Section 21: NE1/4, SE1/4, EXCEPT that part of the NW1/4NE1/4 conveyed to Montana-Dakota Utilities Co., a corporation, by Warranty deed recorded June 4, 1954 in Book 67 of Deeds, Page 577, under Document #123455 described as follows: Beginning at a point 460 feet East of the North quarter corner of said Section 21;Thence South 50 feet; Thence East 100 feet; Thence North 50 feet; Thence West 100 feet to the point of beginning, all traverses being parallel with the boundary lines of said Section 21.

Pryor Mountain Wind - Non-Utility
Parcel #:WYPA-0006
County and State: Park County, State of Wyoming
Tax ID: R0036510
Acreage: 5 acres

Legal Description:

A PARCEL OF LAND LOCATED IN THE NORTHWEST QUARTER OF SECTION 22, TOWNSHIP 58 NORTH, RANGE 98 WEST, SIXTH PRINCIPAL MERIDIAN, PARK COUNTY, WYOMING, BEING DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH QUARTER CORNER OF SAID SECTION 22; THENCE SOUTH 0° 32' 51" EAST 913.66 FEET ALONG THE QUARTER SECTION LINE TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 0° 32' 51" EAST 670.00 FEET ALONG SAID QUARTER SECTION LINE; THENCE NORTH 89° 25' 45" WEST 325.06 FEET; THENCE NORTH 00° 32' 51" WEST 670.00 FEET PARALLEL WITH SAID QUARTER SECTION LINE; THENCE SOUTH 89° 25' 45" EAST 325.06 FEET TO THE POINT OF BEGINNING.

Ekola Flats Wind Common
Parcel #:WYCY-0020
County and State: Carbon County, State of Wyoming
Tax ID: 20020040
Acreage: 475.83 acres

Legal Description:

Township 23 North, Range 79 West of the 6th Principal Meridian, Carbon County, Wyoming
Section 4: S1/2NW1/4; Lots 3 & 4; N1/2SW1/4; SE1/4SW1/4; SW1/4NE1/4; SE1/4

Murphy Brown Substation
Parcel # UTBR-0028
County and State: Beaver County, State of Utah
Tax ID: 02-0006-0002
TRS & Address: T26S, R10W, Section 35
Acreage: 0.3857 Acres

Legal Description:

BEGINNING AT A POINT WHICH IS N00°00'36"E 39.98 FEET ALONG THE SECTION LINE FROM THE EAST QUARTER CORNER OF SECTION 35, TOWNSHIP 26 SOUTH, RANGE 10 WEST, SALT LAKE BASE AND MERIDIAN; THENCE S89°59'16"W 140.00 FEET; THENCE N00°00'36"E 120.00 FEET; THENCE N89°59'16"E 140.00 TO THE SECTION LINE BETWEEN THE EAST QUARTER CORNER AND THE NORTHEAST CORNER OF SECTION 35; THENCE S00°00'36"W 120.00 FEET ALONG THE SECTION LINE TO THE POINT OF BEGINNING.
CONTAINS 16,800 SQFT OR 0.3857 ACRES

Access Easement Legal Descriptions:

MURPHY BROWN, LLC
DESCRIPTION FOR TWO (2) TWENTY-FOUR FOOT (24’) WIDE ACCESS ROAD EASEMENTS, WITH APPROACHES, LOCATED IN THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER (SE/4 NE/4) OF SECTION 35, TOWNSHIP 26 SOUTH, RANGE 10 WEST, BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

PART 1 (South Access Road):

COMMENCING at the East Quarter Corner of said Section 35, a 1911 GLO iron pipe and brass cap, from which the Northeast Corner of said Section 35, a 1911 GLO iron pipe and brass cap, bears North 00°00’36” East, a distance of 2,645.03 feet; thence North 85°04’43” West, a distance of 289.35 feet to the east edge of an existing access road, and the POINT OF BEGINNING of the description for the South Access Road;
THENCE, over and across said Section 35, the following six (6) courses and distances:
1) Northeasterly 39.50 feet along a horizontal non-tangent curve to the right, concave to the southeast, having a radius of 25.00 feet, with a chord bearing of North 44°45’01” East, and chord length of 35.52 feet,
2) South 89°59’24” East, a distance of 53.29 feet to a calculated point on the west line of an existing substation parcel,
3) North 00°00’36” East along west line of said substation, a distance of 24.00 feet to a calculated point,
4) North 89°59’24” West departing said west line, a distance of 53.14 feet to a calculated point,
5) Northwesterly 39.94 feet along a horizontal curve to the right, concave to the northeast, having a radius of 25.03 feet, with a chord bearing of North 46°14’48” West, and chord length of 35.84 feet, to the east edge of an existing access road,
6) South 00°33’36” East, a distance of 74.01 feet along the east line of said existing access road, to the POINT OF BEGINNING of the description for the South Access Road.

PART 2 (North Access Road):

COMMENCING at the East Quarter Corner of said Section 35, a 1911 GLO iron pipe and brass cap, from which the Northeast Corner of said Section 35, a 1911 GLO iron pipe and brass cap, bears North 00°00’36” East, a distance of 2,645.03 feet; thence North 69°14’13” West, a distance of 309.10 feet to the east edge of an existing access road, and the POINT OF BEGINNING of the description for the North Access Road;
THENCE, over and across said Section 35, the following six (6) courses and distances:
1) Northeasterly 60.73 feet along a horizontal non-tangent curve to the right, concave to the southeast, having a radius of 24.93 feet, with a chord bearing of North 43°16’11” East, and chord length of 36.35 feet,
2) South 89°59’24” East, a distance of 54.13 feet to a calculated point on the west line of an existing substation parcel,
3) North 00°00’36” East along west line of said substation, a distance of 24.00 feet to a calculated point,
4) North 89°59’24” West departing said west line, a distance of 54.32 feet to a calculated point,
5) Northwesterly 39.56 feet along a horizontal curve to the right, concave to the northeast, having a radius of 25.10 feet, with a chord bearing of North 45°55’53” West, and chord length of 35.57 feet, to the east edge of an existing access road,

6) South 00°37’40” East, a distance of 75.21 feet along the east line of said existing access road, to the POINT OF BEGINNING of the description for the North Access Road.
Said access roads contain 4,330 square feet, or 0.10 acres, more or less

State Prison Substation
Parcel # UTSL-1051
County and State: Salt Lake County, State of Utah
Tax ID: 07-20-200-004
TRS & Address: T1N, R2W, Section 20
Acreage: 3.28

Legal Description:

A parcel of land located in the northeast quarter of Section 20, Township 1 North, Range 2 West, Salt Lake Base and Meridian. More particularly described as follows:
Beginning at a point on the easterly line of said Section 20, said point being South 00°18'00" West, along said easterly line, 2102.04 feet from the Northeast Corner of said Section 20 and running thence, along said easterly line, South 00°18'00" West 315.00 feet; thence North 89°42'00" West 210.00 feet; thence North 44°39'37" West 77.84 feet; thence North 89°42'00" West 235.00 feet; thence North 00°18'00" East 259.92 feet; thence South 89°42'00" East 500.00 feet to the Point of Beginning.
Contains 143,042 Square Feet or 3.28 Acres

Access Easement Description:
State of Utah Division of Facilities Construction and Management
Parcel No. 07-20-200-004
5/3/19 SRV
An access easement, upon part of an entire tract of land situate in the Northeast Quarter and the Southeast Quarter of Section 20, Township 1 North, Range 2 West, Salt Lake Base and Meridian, in Salt Lake County, Utah. The boundaries of said access easement of land are described as follows:
Beginning at a point on the southerly line of Parcel 1 of that certain Special Warranty Deed recorded on November 3, 2016 as Entry No. 12405135 in Book 10496 at Page 1565 in the office of the Salt Lake County Recorder; said point also being North 00°17’48” East 1522.83 feet and North 89°42’12” West 1210.57 feet from the Southeast Quarter of said Section 20 and running thence, along said southerly line, South 45°30’09” West 25.00 feet; thence North 44°29’59” West 72.18 feet; thence northwesterly 143.30 feet along the arc of a 302.50 foot radius curve to the left, through a central angle of 27°08’33”, (chord bears North 58°04’15” West 141.97 feet); thence North 16°14’24” East 826.79 feet; thence Northerly 288.88 feet along the arc of a 272.50 foot radius curve to the left, through a central angle of 60°44’23”, (chord bears North 14°07’47” West 275.54 feet); thence North 44°29’59” West 88.38 feet; thence North 45°30’01” East 452.66 feet; thence South 44°29’59” East 224.40 feet; thence northeasterly 63.14 feet along the arc of a 77.50 foot radius curve to the left, through a central angle of 45°12’05”, (chord bears South 67°06’01” East 59.57 feet); thence South 89°42’04” East 269.54 feet; thence North 00°18’00” East 32.59 feet; thence South 89°42’00” East 235.00 feet; thence South 44°39’37” East 81.37 feet; thence North 89°42’04” West 562.04 feet; thence northwesterly 80.86 feet along the arc of a 102.50 foot radius curve to the right, through a central angle of 45°12’05”, (chord bears North 67°06’01” West 78.78 feet); thence North 44°29’59” West 199.40 feet; thence South 45°30’01” West 402.66 feet; thence South 44°29’59” East 63.38 feet; thence southerly 315.38 feet along the arc of a 297.50 foot radius curve to the right, through a central angle of 60°44’23”, (chord bears South 14°07’47” East 300.82 feet); thence South 16°14’24” West 803.59 feet; thence southeasterly 131.00 feet along the arc of a 327.50 foot non-tangent radius curve to the right, through a central angle of 22°55’04”, (chord bears South 55°57’31” East 130.13 feet); thence South 44°29’59” East 72.18 feet to the Point of Beginning.
Containing 74,750 Square Feet or 1.72 Acres, more or less.

Enterprise Valley Substation expansion
Parcel: combined with # UTIR-0016
County and State: Iron County, State of Utah
Tax ID: E-1467-1470-0001
TRS & Address: T36S, R16W, Section 36
Acreage: 4.053

Legal Description:

Beginning South 88º40”09” East 346.23 feet along the Quarter section line from the West Quarter Corner Section 33, Township 36 South, Range 16 West, Salt Lake Base and Meridian, and running; thence South 88º40’09” East 400.00 feet along the Quarter section line; thence South 01º20’43” West 54.55 feet; thence South 88º41’34”East 205.42 feet; thence South 46º21’03” West 155.68 feet; thence North 88º41’34” West 95.33 feet; thence South 01º20’43” West 235.45 feet; thence North 88º40’09” West 400.00 feet; thence North 01º20’43” East 400.00 feet to the point of beginning.
Contains 176,541 square feet or 4.053 acres.

IN WITNESS WHEREOF, PACIFICORP has caused this instrument to be signed by an Authorized Executive Officer of the Company, and The Bank of New York Mellon Trust Company, N.A. has caused this instrument to be signed by one of its Directors, all as of the day and year first above written.

PACIFICORP
By	/s/ Ryan Weems

Ryan Weems Vice President, and Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee

By	/s/ Tamara Klement-Ellis

Tamara Klement-Ellis Director

STATE OF OREGON	)
)
COUNTY OF MULTNOMAH	) SS.:

On this ____ day of _________, 2020, before me, _________________________________, a Notary Public in and for the State of Oregon, personally appeared Ryan Weems, known to me to be Vice President and Assistant Treasurer of PACIFICORP, an Oregon corporation, who being duly sworn acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]

Notary Public, State of Oregon

STATE OF FLORIDA
COUNTY OF _____________________

The foregoing instrument was acknowledged before me this _____ day of ____________________, 20_____, by Tamara Klement-Ellis as Director for The Bank of New York Mellon Trust Company, N.A.

(Signature of Notary Public - State of Florida)

(Print, Type, or Stamp Commissioned Name of Notary Public)

Personally Known _____ OR Produced Identification _____

Type of Identification Produced: